Exhibit 99.1

For further information, contact:

Danial J. Tierney, Executive Vice President

Office:  (503) 257-8766, Ext. 279

Fax:  (800) 754-6187 / E-mail:  dantierney@trm.com

TRM to Become Largest Worldwide ATM Network
Through $150 Million Acquisition of eFunds Portfolio

Portland, Oregon: 20 September 2004 — TRM Corporation (NASDAQ – “TRMM”) announced today that it has entered into a definitive agreement with eFunds Corporation (NYSE – “EFD”) to acquire a broad-based ATM network which includes approximately 17,200 units in the United States and Canada.  The portfolio is comprised of approximately 2,200 full placement and 15,000 merchant owned units located in geographically diverse retail locations.

As a result of the transaction, TRM will operate the single largest international ATM network with substantial market penetration approximating 21,800 deployed units in the United States, the United Kingdom and Canada.  The acquisition is expected to be EPS accretive upon closing, and is scheduled to occur prior to the end of Fourth Quarter 2004 (subject to customary regulatory approvals and other closing conditions).

The acquisition price of $150 million, excluding fees and expenses, will be paid in cash, and is expected to be funded primarily through a syndicated loan facility underwritten and arranged by Banc of America Securities LLC, in combination with cash already on hand.

In connection with the transaction, TRM has entered into a five year managed services agreement with eFunds which includes a new ATM processing contract at a substantial reduction from TRM’s current cost structure.

D. Gideon Cohen, Chairman of the Board of TRM remarked, “This transaction will have a meaningful effect upon our business, and allows us to continue with domestic and international expansion through both internal growth and acquisition.  The resulting substantial increase in our ATM business is expected to generate added value to TRM shareholders.”

Banc of America Securities LLC served as financial advisor to TRM in connection with this transaction.

About TRM

TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic retail environments.  TRM’s customer base has grown to over 20,000 retailers throughout the United States and 25,000 locations world wide, including

5,000 locations across the United Kingdom and 3,000 locations in Canada.  With the addition of the eFunds acquisition, TRM becomes a leading worldwide ATM enterprise.

Conference Call Webcast

Interested parties can access the LIVE webcast of TRM’s acquisition conference call at 11:00 AM Eastern on Friday, September 24, 2004 by clicking on the Webcast link on TRM’s homepage at www.trm.com.  The webcast will be archived on the TRM website for four weeks.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth.  Additional information on these factors, which could affect our financial results, is included in our SEC filings.  Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement.  Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.

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